UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 26, 2023
NuScale Power Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39736	98-1588588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

(Address of principal executive offices)		(Zip Code)
12725 SW 66th Avenue, Suite 107
Portland, OR 97223
(971) 371-1592
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SMR	New York Stock Exchange
Warrants to purchase Class A common stock	SMR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On December 19, 2023, Chris Panichi resigned from the Board of Directors of NuScale Power Corporation (the "Company").
(d)    On December 19, 2023, the Company's Board of Directors appointed Jim Breuer to the Board of Directors.
Mr. Breuer currently serves as the President of Fluor Corporation’s Energy Solutions business group.
Mr. Breuer will not be compensated for his service as a director of the Company.
At the time of appointment, Mr. Breuer was not appointed to any Board committees and is not currently expected to be named to any particular Board committee..
While there are no arrangements or understandings between Mr. Breuer and any other persons pursuant to which Mr. Breuer was appointed as a director of the Company, Mr. Breuer is an employee of Fluor Corporation, which is currently a majority stockholder of the Company. As an executive employee of Fluor Corporation, Mr. Breuer has an indirect interest in the Company's transactions with Fluor Corporation which are required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. During 2023, the Company has paid Fluor Corporation a total of $36,334,189.64 for services to the Company.
A copy of the press release issued by the Company on December 21, 2023 announcing Mr. Breuer’s appointment to the Board is furnished as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.
(d)                                 Exhibits.

99.1	Press Release issued by NuScale Power Corporation on December 21, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuScale Power Corporation

Date: December 26, 2023	By:	/s/ R. Ramsey Hamady
	Name:	R. Ramsey Hamady
	Title:	Chief Financial Officer